Exhibit 99.1

1 ILG Cash Flow Notes: (1) including amounts paid in 2008 to IAC for its share of IAC's consolidated tax liability Changes for 2009 and 2010 Interest Payments, Taxes, Stand-Alone & Public Company Costs 2010 Cash taxes paid to book provision relationship anticipated to track more like 2008 than 2009  Nine Months Ended September 30, Twelve Months Ended December 31, ($ in Millions) 2008 2009 2007 2008 2009E Net Cash Provided by Operating Activities $97.7 $66.2 $125.6 $103.9 $ 80.0 - 85.0 Less: Capital Expenditures (9.6) (11.6) (10.3) (13.6) (14.0) - (16.0) Total Free Cash Flow 88.1 54.6 115.3 90.3 64.0 - 71.0 Cash Paid During the Period for: Interest 0.8 33.3 0.1 2.5 36.0 - 37.0 Income Taxes, Net of Refunds (1) 37.5 21.3 47.9 53.4 24.0 - 26.0 Book Tax Provision 38.5 22.1 45.0 30.8 24.0 - 27.0